Exhibit 10.1

EXECUTION COPY

Certain confidential information contained in this document, marked by [*], has been omitted because Compugen Ltd. has determined that the information is (i) not material and (ii) would likely cause competitive harm to Compugen Ltd. if publicly disclosed.

AMENDMENT NO. 1 TO MASTER CLINICAL TRIAL COLLABORATION AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER CLINICAL TRIAL COLLABORATION AGREEMENT (this “Amendment”) is effective as of February 14, 2020 (“Amendment Effective Date”) by and between Compugen Ltd., an Israeli corporation with a place of business at Azrieli Center, 26 Harokmim Street, Building D, Holon 5885849, Israel (“Compugen”), and Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 430 E. 29th Street, 14FL, New York, N.Y. 10016 (“BMS”).

BACKGROUND

A.          BMS and Compugen entered into that certain Master Clinical Trial Collaboration Agreement, dated as of October 10, 2018 (the “Agreement”).

B.          The Parties have mutually agreed to amend the Agreement as follows in accordance with Section 13.7 of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and on the terms and subject to the conditions set forth herein, the Parties hereby agree as follows:

1.          Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the Agreement.

2.	Section 1.34 shall be deleted in its entirety from the Agreement.

3.          The definition of “Exclusive Collaboration Period” as set forth in Section 1.48 is hereby amended and restated in its entirety as follows:

“1.48	“Exclusive Collaboration Period” means the period commencing on the Effective Date and ending on the earliest of:

(a)	six (6) months after Study Completion of the Triple Study as set forth in Study Plan No. 2; or

(b)	the effective date of termination of this Agreement pursuant to Section 12.2, Section 12.3 or Section 12.4.”

4.          Study Plan No. 1 previously attached to the Agreement is hereby replaced with the revised Study Plan No. 1 attached as Attachment A hereto.

5.          Clause (a) of Exhibit E to the Agreement is hereby amended and restated in its entirety as follows:

Certain confidential information contained in this document, marked by [*], has been omitted because Compugen Ltd. has determined that the information is (i) not material and (ii) would likely cause competitive harm to Compugen Ltd. if publicly disclosed.

EXECUTION COPY

“Neither Party is obligated to conduct additional studies of the Combined Therapy with the other Party upon completion of a Combined Therapy Study, subject to the following provisions of this Exhibit E; provided that the provisions of this Exhibit E are not applicable to any Combined Therapy Study other than the Triple Study. The provisions as set forth in this Exhibit E shall only be in effect (and the Parties will only have the rights set forth below in this Exhibit E) with respect to each Subsequent Study for which (x) the proposed protocol synopsis has been submitted by the Proposing Party to the Other Party (as set forth below) within the earlier of (i) [*] or (ii) [*]; provided that the proposed Subsequent Study must be commenced [*] within [*] of such protocol synopsis being provided to the Other Party and (y) at the time the proposed protocol synopsis has been submitted by the Proposing Party to the Other Party (as set forth below), the Other Party’s Compound is commercialized or in active development; provided that, in the case of BMS, both of the BMS Compounds included in the Triple Study must be commercialized or in active development. For clarity, a Subsequent Study may be conducted only for a Combined Therapy for which the Parties agreed to conduct a Combined Therapy Study under this Agreement; provided that neither Party has the rights or obligations set forth below in this Exhibit E with respect to any Combined Therapy Study other than the Triple Study. For clarity, if Compugen conducts a study of a therapy using both the Compugen Compound and the BMS Compound in addition to the Combined Therapy Study as described in Study Plan No. 1 and BMS does not supply any BMS Compound pursuant to this Agreement for such study, such study shall not be considered a Combined Therapy Study pursuant to this Agreement.

6.          Clause (d)(iv) of Exhibit E to the Agreement is hereby amended and restated in its entirety as follows:

“(iv) for the Subsequent Studies where Compugen is the non-Participating Other Party, [*]”

7.          Clause (d)(v) of Exhibit E to the Agreement is hereby amended and restated in its entirety as follows:

“(v) for the Subsequent Studies where BMS is the non-Participating Other Party, [*]

8.          Except as amended by this Amendment, the Agreement shall continue in full force and effect pursuant to its terms.

9.          This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Amendment may be executed by facsimile or electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each Party hereto as if they were original signature.

10.        This Amendment shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

[Signature page follows]

Certain confidential information contained in this document, marked by [*], has been omitted because Compugen Ltd. has determined that the information is (i) not material and (ii) would likely cause competitive harm to Compugen Ltd. if publicly disclosed.

EXECUTION COPY

IN WITNESS WHEREOF, BMS and Compugen have duly executed this Amendment as of the Amendment Effective Date.

COMPUGEN LTD.	BRISTOL-MYERS SQUIBB COMPANY

By: _______________________________	By: _______________________________
Name: _____________________________	Name: _____________________________
Title: ______________________________	Title: ______________________________

Certain confidential information contained in this document, marked by [*], has been omitted because Compugen Ltd. has determined that the information is (i) not material and (ii) would likely cause competitive harm to Compugen Ltd. if publicly disclosed.

EXECUTION COPY

Attachment A
STUDY PLAN NO. 1
[*]

Certain confidential information contained in this document, marked by [*], has been omitted because Compugen Ltd. has determined that the information is (i) not material and (ii) would likely cause competitive harm to Compugen Ltd. if publicly disclosed.